EXHIBIT 5.1

                                        June 27, 1996

          NationsBank, N.A.
          NationsBank Corporate Center
          100 North Tryon Street
          Charlotte, North Carolina  28255

          NationsBank, N.A. (South)
          600 Peachtree Street, N.E.
          Atlanta, Georgia  30308

          NationsBank of Texas, N.A.
          901 Main Street
          Dallas, Texas  75202

               Re: NationsBank, N.A., NationsBank, N.A. (South), and NationsBank of Texas, N.A.
                    Registration Statement on Form S-3 No. 333-3557

          Ladies and Gentlemen:

                    We have acted as special counsel to
          NationsBank, N.A., NationsBank, N.A. (South), and NationsBank of Texas, N.A. (together, the "Sellers"), in connection with Registration Statement on Form S-3 No. 333-3557, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Amended and Restated Trust Agree-ment (the "Trust Agreement") to be entered into by the Sellers and the Owner Trustee (the "Owner Trustee") designated therein or a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by the Sellers, NationsBank, N.A. (the "Servicer") and the Trustee designated therein (the "Trustee") of Asset Backed Securities consisting of either Notes and/or Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into by the Trust and the Indenture Trustee designated therein (the "Indenture Trustee") and any Asset Backed Securities consisting of Certificates are to be issued pursuant to either the Trust Agreement or the Pooling and Servicing Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Regis-tration Statement.

                    In this connection, we have examined and relied upon the Registration Statement filed with the Securities and Exchange Commission (the "SEC") on May 13, 1996 and Amendment No. 1 thereto, filed with the SEC on June 27, 1996, including (i) the form of prospectus included therein (the "Prospectus"); (ii) the forms of prospectus supplements included therein (the "Prospectus Supple-ments"); (iii) the form of Indenture; (iv) the form of Trust Agreement; (v) the form of Sale and Servicing Agreement; (vi) the form of Administration Agreement;
          (vii) the form of Pooling and Servicing Agreement; and
          (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such docu-ments will comply with the terms thereof.

                    In our examination, we have assumed the genu-ineness of all signatures, the authenticity of all docu-ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Sellers, the Servicer, the Underwriters.

                    We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States of America to the extent specifically referred to herein.

                    Based upon and subject to the foregoing, we are of the opinion that:

               1. When the Notes have been duly and validly au-thorized and executed on behalf of the related Trust and authenticated by the Indenture Trust-ee in accordance with the provisions of the Indenture and paid for by the Underwriters in accordance with the Underwriting Agreement, the Notes will be legally issued, fully-paid and non-assessable and will be valid and binding obligations of the related Trust except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereaf-ter in effect relating to creditors' rights generally and the rights of creditors of na-tional banking associations, (b) general prin-ciples of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions con-tained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions will not affect the validity of the Indenture taken as a whole, and the Indenture, taken as a whole, together with applicable law, contains adequate remedial provisions for the practical realization of the benefits of the security created thereby.

               2. When the Certificates to be issued pursuant to any Trust Agreement have been duly and validly authorized by the related Trust and have been executed on behalf of the related Trust and authenticated by the Owner Trustee in accor-dance with the provisions of the Trust Agree-ment and paid for by the Underwriters in accor-dance with the Underwriting Agreement, such Certificates will be legally issued, fully-paid and non-assessable.

               3. When the Certificates to be issued pursuant to any Pooling and Servicing Agreement have been duly and validly authorized by the Sellers and have been executed on behalf of the related Trust and authenticated by the Trustee in ac-cordance with the provisions of the Pooling and Servicing Agreement and paid for by the Under-writers in accordance with the Underwriting Agreement, such Certificates will be legally issued, fully-paid and non-assessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the refer-ence to Skadden, Arps, Slate, Meagher & Flom under the caption "Legal Matters" in the Prospectus and the forms of prospectus supplements included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                        Meagher & Flom